As filed with the Securities and Exchange Commission on November 21, 1997

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ENGINEERING ANIMATION, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                             42-1323712
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                              2321 North Loop Drive
                               Ames, Iowa  50010
                           Telephone:  (515) 296-9908
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full title of the plan)

                                Matthew M. Rizai
                      President and Chief Executive Officer
                              2321 North Loop Drive
                                Ames, Iowa  50010
                            Telephone: (515) 296-9908
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
   Jamie A. Wade, Esq.                               George C. McKann, Esq.
Engineering Animation, Inc.                        Gardner, Carton & Douglas
  2321 North Loop Drive                       321 North Clark Street, Suite 3200
    Ames, Iowa  50010                              Chicago, Illinois 60610

                          CALCULATION OF REGISTRATION FEE

        Title of Securities                       Amount to be      Proposed Maximum       Proposed Maximum       Amount of
        to be Registered                           Registered      Offering Price Per     Aggregate Offering    Registration Fee
                                                                         Share                   Price
        --------------------                      ------------     ------------------    -------------------    -----------------
 Common Stock, (par value $.01 per share)         190,000 (1)(2)      $47.375 (3)             $9,011,250           $2,778



(1) Amount represents the number of shares issuable pursuant to the Plan in addition to the 999,300 shares registered on Registration Statement No. 333-17393.

(2) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plans as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. Section 230.416.

(3) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the Nasdaq National Market on November 17, 1997 with respect to 190,000 shares available for grant under the Amended and Restated 1994 Stock Option Plan.

        INCORPORATION BY REFERENCE OF EARLIER REGISTRATION ON FORM S-8

     Engineering Animation, Inc. ("Registrant" or the "Company"), has earlier filed a registration statement on Form S-8 (Registration Statement No. 333-17393) relating to the Amended and Restated Employee 1994 Stock Option Plan of Engineering Animation, Inc. (the "Earlier Registration Statement"). This Registration Statement registers additional shares for offering pursuant to such Plan. Subject to the final paragraph of Item 3 of Part II of this Registration Statement, the contents of the Earlier Registration Statement are incorporated herein by reference.

                         ENGINEERING ANIMATION, INC.

                     REGISTRATION STATEMENT ON FORM S-8

                                  PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997; and

     3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated January 31, 1996 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in the original Section 10(a) prospectus (as regards any statement in any previously filed document incorporated by reference herein), or a statement in any subsequently filed document that is also incorporated by reference herein or a statement in any subsequent Section 10(a) prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.        INDEX TO EXHIBITS.

Exhibit Number  Description of Document
--------------  -----------------------
       3.1     Certificate of Incorporation*
       3.2     By-laws*
       5.1     Opinion of Gardner, Carton & Douglas regarding legality of securities
      23.1     Consent of Ernst & Young LLP
      23.2     Consent of Gardner, Carton & Douglas (included in exhibit 5.1)
      24.1     Powers of Attorney (included on signature page)
_____________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (33-80705).

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AMES, STATE OF IOWA, ON THIS 20TH DAY OF NOVEMBER 1997.

                               ENGINEERING ANIMATION, INC.

                                          By:  /s/ Matthew M. Rizai
                                             ----------------------------
                                                  Matthew M. Rizai
                                        CHAIRMAN, CHIEF EXECUTIVE OFFICER,
                                        PRESIDENT, TREASURER AND DIRECTOR


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, THAT EACH OF THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS, JOINTLY AND SEVERALLY, MATTHEW M. RIZAI AND JAMIE A. WADE, OR EITHER OF THEM (WITH FULL POWER TO EACH OF THEM TO ACT ALONE), AS HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND ON HIS BEHALF TO SIGN, EXECUTE AND FILE THIS REGISTRATION STATEMENT AND ANY OR ALL AMENDMENTS (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND NAY ALL DOCUMENTS REQUIRED TO BE FILED WITH RESPECT THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY, GRANTING UNTO SUCH ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN CONNECTION THEREWITH AND ABOUT THE PREMISES IN ORDER TO EFFECTUATE THE SAME AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IF PERSONALLY PRESENT, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 20TH DAY OF NOVEMBER, 1997.

SIGNATURES                              TITLE


/s/ Matthew M. Rizai          Chairman, Chief Executive Officer, President,
---------------------------   Treasurer and Director
Matthew M. Rizai              (Principal Executive Officer)



/s/ Martin J. Vanderploeg     Executive Vice President and Director
---------------------------
Martin J. Vanderploeg


/s/ Jerome M. Behar           Vice President of Finance and Chief Financial
---------------------------   Officer (Principal
Jerome M. Behar               Financial and Accounting Officer)


/s/ Jamie A. Wade             Vice President of Administration, General Counsel,
---------------------------   Secretary and Director
Jamie A. Wade


/s/ Michael Crow              Director
---------------------------
Michael Crow


/s/ Laurence J. Kirshbaum     Director
---------------------------
Laurence J. Kirshbaum

                                 INDEX TO EXHIBITS.

Exhibit Number   Description of Document
--------------   -----------------------
      3.1        Certificate of Incorporation*
      3.2        By-laws*
      5.1        Opinion of Gardner, Carton & Douglas regarding legality of securities
     23.1        Consent of Ernst & Young LLP
     23.2        Consent of Gardner, Carton & Douglas (included in exhibit 5.1)
     24.1        Powers of Attorney (included on signature page)
____________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (33-80705).

                                     E-1